                           SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                               AQUARION COMPANY
               ------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                               AQUARION COMPANY
               ------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

[LOGO OF AQUARION COMPANY APPEARS HERE]






                 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT
                                APRIL 25, 1995



To The Shareholders:

     The Annual Meeting of Shareholders of AQUARION COMPANY (the "Company") will be held at 9:30 a.m. on Tuesday, April 25, 1995, in the Multi-purpose Room (Second Floor), People's Bank, Bridgeport Center, 850 Main Street, Bridgeport, Connecticut, for the purposes set forth below.

     1.   To elect three directors to Class I of the Board of Directors.

     2. To ratify the selection of Price Waterhouse as the Company's independent public accountants for the coming year.

     3. To consider and vote upon a shareholder proposal relating to the annual election of directors, as described in the proxy statement.

     4. To transact such other business as may properly come before the meeting.

     Shareholders of record at the close of business on March 7, 1995 will be entitled to vote at the meeting.

                                 By Order of the Board of Directors

                                 LARRY L. BINGAMAN
                                 Secretary


- -------------------------------------------------------------------------------
ALL SHAREHOLDERS ARE CORDIALLY INVITED TO THE MEETING. WHETHER OR NOT YOU PLAN
TO ATTEND THE MEETING, HOWEVER, PLEASE SIGN AND DATE THE PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE MEETING AND VOTE IN PERSON.
- -------------------------------------------------------------------------------

                               AQUARION COMPANY
                                835 MAIN STREET
                        BRIDGEPORT, CONNECTICUT  06601

                                PROXY STATEMENT

                        ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 25, 1995

        The enclosed Proxy is solicited by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on April 25, 1995, and any adjournment thereof.

        Holders of the Common Stock of the Company of record at the close of business on March 7, 1995 are entitled to notice of and to vote at the meeting. On the record date, there were 6,632,132 outstanding shares of Common Stock, which is the only class of capital stock of the Company entitled to vote at the meeting. Each shareholder is entitled to one vote for each share of Common Stock held.

        A proxy may be revoked by a shareholder at any time before it is voted by mailing his or her revocation or a subsequent proxy to the Secretary of the Company at the above address or by filing a written revocation at the meeting with the Secretary of the Company. Each valid proxy will be voted at the meeting, and such vote will be cast in accordance with the shareholder's direction specified in the proxy.

        The cost of soliciting proxies, which will be borne by the Company, is estimated to total $6,500. In addition to solicitation by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone. Banks, brokerage houses and other custodians, nominees or fiduciaries who hold stock in their names will be requested to solicit proxies from the persons owning such stock. D.F. King & Co., Inc., 77 Water Street, New York, New York 10005, has been retained by the Company to assist in such solicitation.

        The Proxy Statement and Proxy are being mailed to shareholders beginning on March 22, 1995.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

NOMINEES AND BENEFICIAL OWNERSHIP

        The Board of Directors of the Company is divided into three classes.
At the Annual Meeting, three directors will be elected to Class I for a three-year term. At the 1996 Annual Meeting of Shareholders, directors will be elected to Class II for a three-year term and at the 1997 Annual Meeting of Shareholders, directors will be elected to Class III for a three-year term. Information with respect to the three nominees proposed for election to Class I and information with respect to the eight other directors is set forth below. All nominees have been nominated by the Board of Directors for election as directors. It is intended that the proxies will be voted for the three nominees hereinafter named, all of whom have indicated their willingness to serve if elected, unless otherwise indicated on any proxy. All nominees are presently directors of the Company, except for Edgar G. Hotard, who has been nominated to fill the position currently held by Norwick R. G. Goodspeed, who is retiring in accordance with the retirement policy of the Board. Directors are elected by plurality vote. Each nominee has held the principal occupation shown for the past five years unless otherwise indicated. Abstentions and broker non-votes will not have the effect of votes in opposition to a director.

        While it is not anticipated that any of the nominees will be unable to serve as a director, if that should occur, the proxies will be voted for such other person or persons as the present Board of Directors shall determine, or the Board of Directors may reduce the number of directors to eliminate the vacancy.

NOMINEES FOR ELECTION AS CLASS I DIRECTORS TO SERVE THREE-YEAR TERMS ENDING AT THE 1998 ANNUAL MEETING OF SHAREHOLDERS

                                                                                            DIRECTOR
                            AGE                PRINCIPAL OCCUPATION                          SINCE
                            ---                --------------------                          -----

GEOFFREY ETHERINGTON        66     President and Chairman of Etherington Industries,         1976
                                   a group of six privately held industrial
                                   companies.

EDGAR G. HOTARD             51     Director (since 1992) and President of Praxair, Inc.,
                                   an industrial gases supplier and supplier
                                   of metal and ceramic coatings and powders.

JACK E. MCGREGOR            60     President  and Chief Executive Officer                    1987
                                   of the Company.  Director of Bay State Gas
                                   Company, People's Bank and Physicians Health
                                   Services, Inc., President, Director and Chairman of
                                   Executive Committee, National Association of  Water
                                   Companies.  Trustee of Fairfield University and Mystic
                                   Marinelife Aquarium.


CLASS II DIRECTORS WHOSE THREE-YEAR TERMS END AT THE 1996 ANNUAL MEETING OF SHAREHOLDERS

                                                                                            DIRECTOR
                           AGE                 PRINCIPAL OCCUPATION                          SINCE
                           ---                 --------------------                          -----

JANET D. GREENWOOD         51      Partner, Heidrick and Struggles (since 1994);             1988
                                   consultant 1992 to 1994.  President
                                   Emeritus (since 1991) and  President and Professor
                                   (1987 to 1991)  of the University of Bridgeport.
                                   Founding President of the Long Island Sound Foundation.

DONALD M. HALSTED, JR.     68      Independent businessman.  Director                        1975
                                   of Bancroft Convertible Fund, Inc.
                                   and Ellsworth Convertible Growth and
                                   Income Fund, Inc.

LARRY L. PFLIEGER          71      Private Investor.  Formerly President, Vice               1985
                                   President- Finance and Treasurer of Warnaco, Inc.,
                                   a diversified apparel manufacturer.

JOHN A. URQUHART           66      President, John A. Urquhart Associates, a                 1990
                                   management consulting firm (since 1991).
                                   Vice Chairman of Enron Corp. (since 1991).
                                   Formerly Senior Vice President, GE Industrial
                                   & Power Systems of the General Electric Company
                                   (1986-1990).  Director of TECO Energy, Inc., Enron Corp.,
                                   Hubbell Incorporated, and The Weir Group PLC.

CLASS III DIRECTORS WHOSE THREE-YEAR TERMS END AT THE 1997 ANNUAL MEETING OF SHAREHOLDERS

                                                                                          DIRECTOR
                           AGE                 PRINCIPAL OCCUPATION                        SINCE
                           ---                ---------------------                        -----

GEORGE W. EDWARDS, JR.     55      President and Chief Executive Officer (since            1988
                                   1991) of Kansas City Southern Railway Co.
                                   Chairman and Chief Executive Officer (1987 to
                                   1991) of The United Illuminating Company,
                                   an electric utility company.  Director of
                                   Hubbell Incorporated, Kansas City Southern
                                   Industries and El Paso Electric Company.

EUGENE D. JONES            70      Senior Vice President  of Greiner,                      1992
                                   Inc., a consulting engineering firm specializing
                                   in transportation-related facilities.  Trustee of
                                   Northeast Utilities and Clarkson University.

G. JACKSON RATCLIFFE       59      Chairman, President and Chief Executive                 1982
                                   Officer of  Hubbell Incorporated, a manufacturer
                                   of electrical/electronic components and systems.
                                   Director of Praxair, Inc. and Olin Corporation.

WILLIAM S. WARNER          70      Chairman of the Board of Directors                      1956
                                   of the Company.  Director of The United
                                   Illuminating Company.

STOCK OWNERSHIP OF DIRECTORS AND OFFICERS

       The following table sets forth the number of shares of Common Stock of the Company beneficially owned, directly or indirectly, by each director, by each of the five most highly compensated executive officers, and by all directors and executive officers as a group, as of March 7, 1995:

========================================================================================
     NAME OF INDIVIDUAL OR                 SHARES BENEFICIALLY OWNED      PERCENT OF
   NUMBER OF PERSONS IN GROUP            DIRECTLY OR INDIRECTLY (1)(2)    CLASS (3)
   --------------------------            -----------------------------    ---------
========================================================================================
George W. Edwards, Jr. ...........                              500           *
- ----------------------------------------------------------------------------------------
Geoffrey Etherington .............                            5,087           *
- ----------------------------------------------------------------------------------------
Norwick R. G. Goodspeed ..........                              797           *
- ----------------------------------------------------------------------------------------
Janet  D. Greenwood ..............                              200           *
- ----------------------------------------------------------------------------------------
Donald M. Halsted, Jr. ...........                            5,902           *
- ----------------------------------------------------------------------------------------
Eugene D. Jones ..................                              343           *
- ----------------------------------------------------------------------------------------
Jack E. McGregor .................                          127,191         1.9%
- ----------------------------------------------------------------------------------------
Larry L. Pflieger ................                            2,832           *
- ----------------------------------------------------------------------------------------
G. Jackson Ratcliffe .............                            3,557           *
- ----------------------------------------------------------------------------------------
John A. Urquhart .................                              500           *
- ----------------------------------------------------------------------------------------
William S. Warner ................                           19,812           *
- ----------------------------------------------------------------------------------------
Larry L. Bingaman ................                           34,085           *
- ----------------------------------------------------------------------------------------
Janet M. Hansen ..................                           20,103           *
- ----------------------------------------------------------------------------------------
James S. McInerney ...............                           42,658           *
- ----------------------------------------------------------------------------------------
Richard K. Schmidt ...............                           23,720           *
- ----------------------------------------------------------------------------------------
Directors and Officers as a  group                          287,287         4.3%
========================================================================================

_____________________

(1) Based on reports furnished by the directors and officers. The shares include, in some instances, shares held by the immediate families of directors and officers or entities controlled by directors and officers, the reporting of which is not to be construed as an admission of beneficial ownership. The number of shares includes options to purchase shares that may be acquired within 60 days through the exercise of stock options under the Company's stock option plan as follows: Jack E. McGregor, 118,500 shares; Larry L. Bingaman, 33,250 shares; Janet M. Hansen, 17,250 shares; James S. McInerney, 41,250 shares; Richard K. Schmidt, 22,500 shares; and, directors and executive officers as a group, 232,750 shares. See "Compensation of Directors and Executive Officers" below.

(2) Each of the directors and officers included in the foregoing table has sole voting and investment power as to the shares of Common Stock beneficially owned, directly or indirectly, by him or her, except for the following: (i) as to which such powers are shared, 371 shares with respect to Mr. Bingaman, 934 shares with respect to Mrs. Hansen, and 55 shares with respect to Mr. Schmidt; (ii) as to which such powers are held by other people or entities, 409 shares with respect to Mr. McGregor, 694 shares with respect to Mr. Goodspeed, 3,294 shares with respect to Mr. Halsted, 18,460 shares with respect to Mr. Warner, 125 shares with respect to Mr. McInerney; and, (iii) as to which there are restrictions as to the disposition of shares, 2,240 shares with respect to Mr. McGregor, and 334 shares with respect to Mr. McInerney.

(3) Asterisk denotes percentage of beneficial stock ownership less than one percent of the outstanding Common Stock of the Company.


COMPLIANCE WITH SECTION L6(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Section l6(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. During fiscal 1994, Mr. McGregor filed an amendment to Form 5 with respect to purchases during l994 under a Dividend Reinvestment Plan on shares being held for him by his stockbroker.


BOARD OF DIRECTORS MEETINGS

     Seven meetings of the Board of Directors were held during 1994. Average attendance at Board and Committee meetings was approximately 96 percent.


COMMITTEES OF THE BOARD

     The Board of Directors has four standing committees: an Audit Committee, a Compensation Committee, an Environmental and Public Affairs Committee, and a Finance Committee. All members of the Committees are nonemployee directors. The Board does not have a standing Nominating Committee, as this function is handled by the full Board. Shareholders desiring to recommend directors should communicate with the Secretary of the Company.

AUDIT COMMITTEE

     The membership of the Audit Committee consisted of Messrs. Halsted, Etherington, Jones, Pflieger and Dr. Greenwood. The Committee met three times during 1994, each time with representatives of Price Waterhouse, the Company's accountants, present. The functions of the Audit Committee are to review the scope of the annual audit, consider specific problems and questions that may arise in the course of the audit, monitor the adequacy of accounting and auditing controls and report to the Board of Directors with respect to these matters.


COMPENSATION COMMITTEE

     The membership of the Compensation Committee consisted of Messrs. Ratcliffe, Edwards, Goodspeed, Halsted, and Urquhart. The Committee met four times in 1994. The functions of the Committee are to formulate executive compensation policy of the Company, to consult with management with respect thereto and to present recommendations relating thereto to the Board of Directors, to administer the Company's incentive compensation plans, and to formulate Company management succession plans.


ENVIRONMENTAL AND PUBLIC AFFAIRS COMMITTEE

     The membership of the Environmental and Public Affairs Committee consisted of Dr. Greenwood, and Messrs. Edwards, Goodspeed, Jones and Warner. The Committee met twice in 1994. The functions of the Committee are to oversee the Company's policies, practices and procedures as to compliance with environmental laws and regulations; to assist management in formulating plans and programs to develop and enhance public understanding of the Company; to monitor compliance by the Company and its personnel with laws and regulations relating to lobbying and the political process; and, to oversee the Company's community relations programs.


FINANCE COMMITTEE

     The membership of the Finance Committee consisted of Messrs. Urquhart, Etherington, Pflieger, Ratcliffe, and Warner. The Committee met five times during 1994. The functions of the Finance Committee are to administer the Trust Fund of the Company's retirement plans, to review and monitor the financial planning and financial structure of the Company and to render advice, counsel and assistance to the corporate financial officer in the execution of her responsibilities.

COMPENSATION OF DIRECTORS

     Each director who is not an employee of the Company receives an annual retainer of $10,000 plus $600 for each Board meeting and Committee meeting attended. Committee chairmen are paid an additional annual retainer of $3,000. Directors also receive $600 each time they render consulting services other than part of a Board or Committee meeting. Directors who are employed by the Company receive no additional compensation for their services as directors of the Company. Pursuant to a deferred compensation plan approved by shareholders in 1994, any outside director may defer payment of his or her annual retainer and meeting fees in cash or stock units. Interest equivalents on payments deferred in the form of cash accrue quarterly (and on previously credited interest) at the then prevailing prime rate. Dividend equivalents are paid on the stock units and are converted into additional stock units. The deferred amounts plus interest will be paid to such a director beginning with the calendar year following the termination of his or her service as a director, in either a lump sum or in any number of equal installments as the director elects. Amounts credited to a director's stock unit account shall be paid in the form of one share of Common Stock for each stock unit, with a cash payment with any final installment for any fractions of a stock unit remaining.

     The Company has a directors' retirement plan related to service as a nonemployee director. After five years of such service, a director earns an annual retirement benefit equal to 50 percent of the amount of the annual retainer in effect upon cessation of such director's services on the Board. The amount of the retirement benefit earned by a nonemployee director increases for each year of service thereafter by an amount equal to ten percent of the annual retainer in effect upon the cessation of such director's service on the Board until the director has earned, after ten years of nonemployee Board service, an annual retirement benefit equal to the full amount of the retainer in effect upon his or her cessation of Board service. The Board may from time to time adjust the amount of the annual benefit, and any such adjustment would be applicable to all individuals then receiving retirement benefits under the plan. An annual retirement benefit equal to the full amount of such retainer and subject to Board adjustment is also payable in the event of death or permanent and total disability after five years as a nonemployee director or upon termination as a director in the event of a change in control of the Company. The benefit is payable for the lifetime of the director and thereafter to the director's designated beneficiary, to the extent that the director did not receive retirement benefits for a period at least equal to his or her years of credited service as a nonemployee director. Except for death, disability or a change in control of the Company, retirement benefits under the plan do not become payable until age 65 or the later cessation of Board service. Such benefits are unfunded.

     Directors are covered under the Company's group health insurance plans as a supplement to such insurance as may be applicable to the directors from other sources. In 1994, group health insurance benefits provided to Messrs. Goodspeed, Pflieger and Urquhart amounted to $594, $64 and $65 respectively.

     In connection with his retirement as the Company's Chief Executive Officer on January 1, 1990, Mr. Warner entered into an agreement with the Company whereby Mr. Warner renders consulting services to the Company. The agreement, which will expire in 1996, provides for payments of up to $50,000 annually.

                             EXECUTIVE COMPENSATION

     The following table shows annual and long-term compensation, for services in all capacities to the Company and its subsidiaries for the years 1994, 1993, and 1992, of those persons who were, for the fiscal year completed on December 31, 1994 (i) the Chief Executive Officer and (ii) the other four most highly compensated executive officers of the Company:

                          SUMMARY COMPENSATION TABLE


==========================================================================================
                                                                   LONG-TERM
                                                                  COMPENSATION
                            ANNUAL COMPENSATION    ---------------------------------------
                                                                AWARDS
                                                   ---------------------------------------
                                                                                     ALL
                                                      RESTRICTED     SECURITIES     OTHER
                                                        STOCK        UNDERLYING     COMP.
                                 SALARY      TOTAL    AWARDS (1)    OPTIONS/SARS     (2)
                          YEAR     $       BONUS ($)      $             (#)          ($)
==========================================================================================
J. E. McGregor            1994   257,502    65,650                     61,000      12,587
   President and Chief  -----------------------------------------------------------------
   Executive Officer      1993   247,881    46,876    13,608           20,000      16,584
                        -----------------------------------------------------------------
                          1992   235,750    65,000                     10,000      13,071
==========================================================================================
R. K. Schmidt (3)         1994   165,537    77,390                     22,000       4,620
   President and CEO,   ------------------------------------------------------------------
   Industrial and         1993   155,771    14,559     4,205            5,000       2,248
   Environmental        ------------------------------------------------------------------
   Analysts               1992   124,309    67,120                      7,500       3,677
==========================================================================================
J. S. McInerney           1994   153,252    31,233                     22,000       8,062
   President and COO,   ------------------------------------------------------------------
   Bridgeport Hydraulic   1993   145,506    25,906     9,662            5,000       8,100
   Company              -----------------------------------------------------------------
                          1992   135,979    34,500                      7,500       6,546
==========================================================================================
J. M. Hansen (4)          1994   128,502    30,000                     13,000       6,655
   Senior Vice President,-----------------------------------------------------------------
   CFO, and Treasurer     1993   121,194    19,379     6,071            5,000       6,722
                         -----------------------------------------------------------------
                          1992   104,900    28,188                      2,250       4,974
==========================================================================================
L. L. Bingaman            1994   112,432    23,165                     11,000       5,755
   Vice President,       -----------------------------------------------------------------
   Corporate Relations    1993   109,750    17,971     4,489            5,000       6,216
                         -----------------------------------------------------------------
   and Secretary          1992   106,500    25,888                      7,500       4,793
==========================================================================================

_________________________

(1) In 1993, the named executive officers received shares of restricted stock which vested upon the anniversary of the date of grant, February 2, 1994. The dollar value of these awards, based on the closing price of the Company's Common Stock of $23.625 on December 31, 1994, was: J. E. McGregor---576 shares ($13,608); R. K. Schmidt---178 shares ($4,205); J.
       S. McInerney---409 shares ($9,662); J. M. Hansen---257 shares ($6,071);
       L.L. Bingaman---190 shares ($4,489). In addition to the restricted stock granted in 1993, the number and dollar value of shares of previously granted restricted stock held on December 31, 1994, based on a closing price of the Company's Common Stock on December 31, 1994, was : J.E. McGregor---2,240 shares ($52,920); J.S. McInerney---334 shares ($7,891).
       Restricted stock is Common Stock of the Company and dividends are paid thereon at the same rate as on unrestricted shares.

(2) The amount shown in 1994 under this column for Mr. McGregor included the Company's contributions of $11,587 to The Employee Savings and Investment Plan (the "Savings Plan"), and the Company's payment of the annual premium of $1,000 on Company-owned life insurance. The amounts shown for other named officers represent the Company's contribution to the Savings Plan accounts for such officers.

(3)    Mr. Schmidt's employment with the Company commenced April 1, 1992.

(4) Mrs. Hansen became Vice President and Chief Financial Officer of the Company on April 28, 1992, having served previously as Treasurer of the Company and as Vice President, Chief Financial Officer and Treasurer of Bridgeport Hydraulic Company.


STOCK OPTIONS

       The following table sets forth information with respect to all options granted to the named executive officers during 1994, including the potential realizable value of each grant assuming that the market value of the Company's Common Stock appreciates in value from the date of the grant to the expiration of the option at annualized rates of (a) five percent and (b) ten percent, in each case compounded annually over the term of the option. These assumed rates of appreciation have been specified by the Securities and Exchange Commission for illustrative purposes only and are not intended to predict future prices of the Company's Common Stock, which will depend upon market conditions and the Company's future performance and prospects.

       Based on the number and market price of the shares outstanding at year-end 1994, the Company's market capitalization was $156,043,621, and assuming a five percent and ten percent annualized increase, produce a corresponding market capitalization of $254,178,616 and $404,736,966, respectively.

                                              OPTIONS/SARS GRANTS IN LAST FISCAL YEAR

 =====================================================================================================
                                                                           POTENTIAL REALIZABLE
                                                                           VALUE AT ASSUMED
                                                                             ANNUAL RATES OF
                                                                               STOCK PRICE
                                                                             APPRECIATION FOR
                                              INDIVIDUAL GRANTS                OPTION TERM

                        ------------------------------------------------------------------------------
                          NUMBER
                            OF
                        SECURITIES
                        UNDERLYING     % OF TOTAL
                         OPTIONS/       OPTIONS      EXERCISE
     NAME                  SARS        GRANTED TO    OR BASE
                         GRANTED       EMPLOYEES      PRICE     EXPIRATION
                         (1) (2)       IN FY 1994     ($/SH)       DATE          5% ($)     10%($)
                           (#)
=========================================================================================================
J.E. McGregor             27,000           10%       27.125       2/2/04         460,587   1,167,217
- -------------------------------------------------------------------------------------------------------
                          34,000           13%       21.750      12/5/04         465,068   1,178,573
- -------------------------------------------------------------------------------------------------------
R.K. Schmidt              10,000            4%       27.125       2/2/04         170,588     432,303
- -------------------------------------------------------------------------------------------------------
                          12,000            4%       21.750      12/5/04         164,141     415,967
- -------------------------------------------------------------------------------------------------------
J. S. McInerney           10,000            4%       27.125       2/2/04         170,588     432,303
- -------------------------------------------------------------------------------------------------------
                          12,000            4%       21.750      12/5/04         164,141     415,967
- -------------------------------------------------------------------------------------------------------
J.M. Hansen                6,000            2%       27.125       2/2/04         102,353     259,382
- -------------------------------------------------------------------------------------------------------
                           7,000            3%       21.750      12/5/04          95,749     242,647
- -------------------------------------------------------------------------------------------------------
L.L. Bingaman              6,000            2%       27.125       2/2/04         102,353     259,382
- -------------------------------------------------------------------------------------------------------
                           5,000            2%       21.750      12/5/04          68,392     173,319
=========================================================================================================

(1) During 1994, each of the listed executives received two grants representing the 1993 stock option grant and the 1994 stock option grant.

(2) One-third of the stock options granted to the named executives become exercisable on each of the first three anniversaries of the grant date, but may be exercised earlier if there is a change in control of the Company as defined under "Employment Contracts and Termination and Change of Control Arrangements" below. The Company has not granted SARs.

      The following table sets forth the aggregated 1994 year-end option/SAR values. During 1994, no options were exercised by the named officers.

              AGGREGATED 1994 FISCAL YEAR-END OPTIONS/SARS VALUES

================================================================================================
                    SHARES                   NUMBER OF SECURITIES       VALUE OF UNEXERCISED
                   ACQUIRED                 UNDERLYING  UNEXERCISED        IN-THE-MONEY
                      ON          VALUE      OPTIONS/SARS AT FY-          OPTIONS/SARS AT
                   EXERCISE      REALIZED           END (#)              FY-YEAR END ($) (1)
                 -------------------------------------------------------------------------------
                                                 EXERCISABLE/          EXERCISABLE/UNEXERCISABLE
       NAME                                      UNEXERCISABLE
- ------------------------------------------------------------------------------------------------
J. E. McGregor       ---          ---            91,500/61,000             $ 7,500/63,750
- --------------------------------------------------------------------------------------------
R. K. Schmidt        ---          ---            12,500/22,000             $22,500/22,500
- --------------------------------------------------------------------------------------------
J. S. McInerney      ---          ---            31,250/22,000             $ 2,500/22,500
- --------------------------------------------------------------------------------------------
J. M. Hansen         ---          ---            11,250/13,000             $ 8,750/13,125
- --------------------------------------------------------------------------------------------
L. L. Bingaman       ---          ---            27,250/11,000             $ 27,000/9,375
=================================================================================================

(1) Market value of underlying securities at year-end, minus the exercise or base price.



RETIREMENT PROGRAM

      Under the Company's qualified retirement plan (the "Pension Plan") and the Supplemental Benefit Plan (the "Supplemental Plan") for certain key executives, an eligible employee will receive a benefit at retirement that is based upon the employee's number of years of credited service and average pensionable compensation (salary in case of the Pension Plan and salary plus annual bonus in case of the Supplemental Plan, in each case as set forth in the Summary Compensation Table) during, in the case of the Pension Plan, the highest five consecutive years of the employee's final ten years of service. The benefits under the Supplemental Plan are not subject to the Internal Revenue Code provisions that limit benefits under the Pension Plan. For a single employee, the benefits are straight life annuity amounts and for a married employee the benefits are 50 percent joint and survivor annuity amounts. As of December 31, 1994, the years of credited service are 10 years for Mr. McGregor; for Mr. McInerney 24 years; Mrs. Hansen, 19 years; and Mr. Bingaman, 5 years. The following table illustrates, for representative average annual pensionable compensation and years of credited service the annual retirement benefit payable to employees under the Plans upon retirement in 1995 at age 65, based on the straight life annuity form of benefit.

                               PENSION PLAN TABLE

====================================================================================
    FIVE-YEAR AVERAGE                     YEARS OF CREDITED SERVICE
                          ----------------------------------------------------------
 COMPENSATION RECOGNIZED
     UNDER THE PLAN            10        15         20         25         30
- ------------------------------------------------------------------------------------
        $120,000             $19,704   $29,556   $ 39,408   $ 49,260   $ 59,112
- ------------------------------------------------------------------------------------
        $180,000             $30,704   $46,056   $ 61,408   $ 76,760   $ 92,112
- ------------------------------------------------------------------------------------
        $240,000             $41,704   $62,556   $ 83,408   $104,260   $125,112
- ------------------------------------------------------------------------------------
        $300,000             $52,704   $79,056   $105,408   $131,760   $158,112
- ------------------------------------------------------------------------------------
        $360,000             $63,704   $95,556   $127,408   $159,260   $191,112
====================================================================================



EMPLOYMENT CONTRACTS AND TERMINATION AND CHANGE-IN-CONTROL ARRANGEMENTS

     Messrs. McGregor, McInerney and Bingaman and Mrs. Hansen each have an employment agreement with the Company. Mr. McGregor's agreement, which became effective when he succeeded Mr. Warner as the Company's Chief Executive Officer on January 1, 1990, has a term of three years and is extended monthly for an additional month unless either the Company or Mr. McGregor elects otherwise, in which case the agreement would expire at the end of the then remaining three-year term. The agreements with Messrs. McInerney and Bingaman and Mrs. Hansen each have a term of two years and are extended monthly for an additional month unless either the Company or the employee elects otherwise, in which event the agreement would expire at the end of the then remaining two-year term. Each agreement provides for the payment of a minimum base salary which is subject to increase by the Board in accordance with the Company's customary compensation practice and for participation by the employee in the Company's benefits plans and programs. The annual base salaries, effective April 1, 1995, for Messrs. McGregor, McInerney and Bingaman and Mrs. Hansen are $270,000, $161,000, $114,000 and $135,000, respectively. Mr. McGregor's agreement also provides under certain circumstances for supplemental retirement income in the annual amount of $33,200, partially funded by Company-owned life insurance, upon his retirement at age 62.

     In the event of either a material lessening of the employee's responsibilities during the term of the agreement, or assignment or reassignment to another geographic area, or liquidation, dissolution, consolidation, acquisition or merger of the Company (except by a successor corporation of at least equal net worth which assumes the agreement) or a reduction in compensation and benefits, the agreement may be terminated and certain benefits would be provided to the employee. Such benefits would essentially compensate the employee for the salary (subject, in Mr. McGregor's case, to a limit of 2.9 times his annual salary, and as to Messrs. McInerney and Bingaman and Mrs. Hansen, to a limit of 1.5 times each person's annual salary), benefits, including the Company's share of contributions which would have been made on behalf of the employee to the Company's Employee Savings and Investment Plan (and the related Supplemental Benefit Plan) and pension rights he or she would have had for the remainder of the primary term of the agreement. Therefore, if any of the events listed above occur and result in a termination toward the end of a non-renewed employment term, the value of such benefits would be minimal, while such a termination earlier in the term of an agreement would, subject to the application of the maximum limits specified above, result in proportionately greater benefits. At present salary levels, the maximum termination benefits relating to the salaries of Messrs. McGregor, McInerney and Bingaman and Mrs. Hansen would be $783,000, $240,000, $171,000, and $202,500, respectively.
Coverage under the Company's health and welfare benefits plans would be extended to these individuals for a period of 24 months after termination under the circumstances described above.

     Mr. Schmidt has an employment agreement with the Company that has a term of two years, which is extended monthly for an additional month unless either the Company or Mr. Schmidt elects otherwise, in which event the agreement would expire at the end of the then remaining two-year term. The agreement provides for an annual base salary and yearly salary reviews, pursuant to which an annual salary of $168,000 as of April 1, 1995 has been established for Mr. Schmidt, and further provides for his participation in all IEA benefit plans and for certain performance-based incentives through 1996 which, in the event of sale or merger, will be not less than $150,000. In the event that Mr. Schmidt's employment is terminated prior to December 31, 1996, his incentive compensation will be calculated on the basis of results to the date of termination. The agreement further provides for severance pay not to exceed 1.5 times the executive's annual salary, or a maximum of $252,000 in the event of termination by the Company without cause.

     Unvested options will become exercisable in the event of a change of control of the Company. For this purpose, a change of control shall be deemed to have occurred in the following circumstances unless the event in question has been approved in advance by the continuing directors: (i) the acquisition by any person or group of 15 percent of the Company's outstanding shares; (ii) the purchase of the Company's outstanding shares under a tender offer or exchange offer; (iii) less than two-thirds of the Company's Board of Directors are continuing directors; (iv) approval of the shareholders of a merger, consolidation, liquidation or dissolution of the Company or the sale of its assets. Continuing directors shall mean members of the Board on the date the plan in question was adopted or who were recommended or elected to the Board by a majority of continuing directors.





                   BOARD OF DIRECTORS COMPENSATION COMMITTEE
                       REPORT ON EXECUTIVE COMPENSATION



EXECUTIVE COMPENSATION PHILOSOPHY

     The objectives of Aquarion's executive compensation program are to link executive compensation with creation of shareholder value, to attract and to retain qualified executives, and to produce strong financial performance for the benefit of our shareholders while providing a high level of customer service and value for our customers. In order to meet these objectives, the compensation program is designed to be competitive with compensation programs provided by comparable businesses. For the water utility business, the comparison group consists of water and other utilities (the "utility comparison group") with comparable revenues as maintained in various databases, including some of the companies in the Edward D. Jones water utility group displayed on the performance graph. For the non-utility businesses, the comparison group consists of companies with comparable revenues and lines of business as maintained in various other databases (the "non-utility comparison group").



EXECUTIVE COMPENSATION PROGRAM

     Each year, the Compensation Committee, which is comprised entirely of outside directors, recommends to the Board of Directors compensation arrangements for officers, including the salary structure and salary grade assignments, individual salaries, annual and long-term incentive plan awards, performance standards for new awards, payouts from past awards, and the overall design of the executive compensation program.

     Aquarion's executive compensation program in 1994 consisted of three components: salary, annual incentive compensation, and stock options.

     Salary ranges are set by periodic comparison to rates of pay for comparable positions within the utility comparison group for corporate and utility positions and the non-utility comparison group for non-utility positions. Individual salaries are generally considered for adjustment annually, based on external salary levels, individual performance and potential, and/or changes in duties and responsibilities. Based on salary data compiled by outside consultants, officer salaries in the aggregate approximate the 50th percentile salary reported for comparable positions.

     Annual incentive compensation opportunities are targeted such that at targeted performance levels, salary plus annual incentive awards for corporate and water utility positions will be at or near the 50th percentile of companies within the utility comparison group, and for non-utility positions, at or near the 50th percentile of companies within the non-utility comparison group. Annual objectives are established, subject to Compensation Committee approval, for corporate, operating company, and individual performance, with earnings per share being the criterion for corporate performance and pre-tax profit being the criterion for operating company performance. These factors are weighted differently for various positions, depending upon the responsibilities of each position. The Chief Executive Officer's targeted award is based entirely on corporate performance, while other officers' targets are allocated among corporate, operating company and individual objectives. Targeted award levels also vary according to magnitude of responsibility, with incentive awards constituting a potentially greater portion of the Chief Executive Officer's total annual compensation than they do for other officers.

     Award opportunities under the stock option plan are targeted at 50th percentile utility industry levels for the corporate and utility positions and 50th percentile general industry levels for non-utility positions (which levels are reflected in databases maintained by the Company's compensation consultants). The use of stock options is intended to encourage stock ownership by management and to further assure alignment of management's compensation with shareholder return. Option awards are determined each year based on the 50th percentile annualized expected present value of long-term incentives, and are made independent of an executive's balance of unexercised options.

     In December 1993, the Internal Revenue Service (IRS) adopted a regulation, applicable to publicly held corporations, which denies federal income tax deductions for compensation in excess of $1 million paid in a taxable year to any of its named executive officers. The Company does not anticipate that any of its executives will exceed this limit on deductible compensation.



CEO COMPENSATION - 1994

     Based on the advice of professional consultants independently employed by the Committee and coupled with its members' individual business judgments, the Compensation Committee reviewed and approved the level and form of compensation for the Chief Executive Officer in 1994.

     Aquarion exceeded targeted earnings per share and net income objectives for 1994. Increased revenues and earnings from the Company's public water supply segment, coupled with continued effective control of operating costs, contributed to Aquarion's net income of $12.2 million, a 10.9 percent gain from 1993.

     Mr. McGregor received a salary of $257,502 during 1994, which approximated the 50th percentile salary among Chief Executives within the utility comparison group. The Committee recommended a 1994 annual incentive award of $65,650, 101 percent of Mr. McGregor's target bonus level, because Aquarion exceeded its earnings per share objective for 1994. This award recognizes Aquarion's achievements during 1994 and encourages continued improvement in total shareholder return through partial payout in Company stock. Mr. McGregor also received two stock option grants in 1994: 27,000 options in February, representing the 1993 stock option grant, and 34,000 in December, representing the 1994 stock option grant. Both grants are exercisable at a price equal to the market price of the stock at the date of the grant. These grants are consistent with the Company's practice of positioning stock option grants to the Chief Executive Officer at the 50th percentile long-term incentive award level for comparably salaried utility executives.


                            Compensation Committee

                         G. Jackson Ratcliffe, Chairman
                             George W. Edwards, Jr.
                            Norwick R. G. Goodspeed
                             Donald M. Halsted, Jr.
                               John A. Urquhart

SHAREHOLDER RETURN PRESENTATION

     The following performance graph compares the yearly percentage change in the Company's cumulative total shareholder return on its Common Stock with the cumulative total return on the S&P 500 Index and the Edward D. Jones Water Utility Industry Return Comparison, which includes the Company, for the five years commencing 1990 and ended 1994. The Edward D. Jones Utility Industry peer group provides a broad array of companies that are similar to Aquarion's market capitalization. A majority of the Company's peer group uses the Edward D. Jones Water Utility Industry Return Comparison.


         FIVE YEAR CUMULATIVE TOTAL RETURN -- S&P 500, EDWARD D. JONES
                     WATER UTILITY INDUSTRY, AND AQUARION


                         [GRAPH APPEARS HERE]


Measurement period      Edward D.       Aquarion        S&P 500
(Fiscal year Covered)   Jones           Index           Index
- ---------------------   ---------       ---------       ---------
Measurement PT -
12/89                   $ 100           $ 100           $ 100

FYE 12/90               $  92.8         $  90.9         $  96.9
FYE 12/91               $ 132.5         $ 112.7         $ 126.3
FYE 12/92               $ 146.8         $ 122.8         $ 135.9
FYE 12/93               $ 167.2         $ 148.9         $ 149.5
FYE 12/94               $ 155.8         $ 134           $ 151.6








     The Peer Group consists of American Water Works Company, Inc., Aquarion Company, California Water Service Company, Connecticut Water Service, Inc., Consumers Water Company, Dominguez Services Corp., E'Town Corp., IWC Resources Corporation, Middlesex Water Company, Philadelphia Suburban Corporation, SJW Corp., Southern California Water Company, Southwest Water Company, and United Water Resources.

                                 PROPOSAL NO. 2

          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of the Company has selected Price Waterhouse, 300 Atlantic Street, Stamford, Connecticut 06904 as its independent public accountants for 1995. In accordance with a resolution of the Board of Directors, this selection is being presented to shareholders for ratification at the Annual Meeting.

     If the foregoing proposal is not approved by the shareholders or if, prior to the 1995 Annual Meeting, Price Waterhouse shall decline to act or otherwise become incapable of acting, or if its employment shall be otherwise discontinued by the Board of Directors, then the Board of Directors will appoint other independent public accountants whose employment for any period subsequent to the 1995 Annual Meeting will be subject to ratification by the shareholders at that meeting.

     The firm of Price Waterhouse has audited the financial statements of the Company annually since 1931. The Company has been advised that representatives of Price Waterhouse will be present at the meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     Adoption of proposal 2 will require the affirmative vote of a majority of the Common Stock present or represented at the meeting, and abstentions will have the effect of votes in opposition, and broker non-votes will not have any effect on the vote.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE SELECTION OF PRICE WATERHOUSE AS INDEPENDENT PUBLIC ACCOUNTANTS.




                                PROPOSAL NO. 3


                             SHAREHOLDER PROPOSAL
                   RELATING TO ANNUAL ELECTION OF DIRECTORS

     Mr. William Steiner, 4 Radcliff Drive, Great Neck, New York 11024, who was a holder of record of 150 shares of Aquarion Company Common Stock as of May 26, 1994, has submitted the following shareholder proposal:

     "RESOLVED: That the stockholders of the Company request that the Board of Directors take the necessary steps, in accordance with state law, to declassify the Board of Directors so that all directors are elected annually, such declassification to be effected in a manner that does not affect the unexpired terms of directors previously elected."

SUPPORTING STATEMENT

     "The election of directors is the primary avenue for stockholders to influence corporate governance policies and to hold management accountable for its implementation of those policies. I believe that the classification of the Board of Directors, which results in only a portion of the Board being elected annually, is not in the best interests of the Company and its stockholders.

     The Board of Directors of the Company is divided into three classes serving staggered three-year terms. I believe that the Company's classified Board of Directors maintains the incumbency of the current Board and therefore of current management, which in turn limits management's accountability to stockholders.

     The elimination of the Company's classified Board would require each new director to stand for election annually and allow stockholders an opportunity to register their views on the performance of the Board collectively and each director individually. I believe this is one of the best methods available to stockholders to insure that the Company will be managed in a manner that is in the best interests of the stockholders.

     As a founding member of the Investor Rights Association of America, I believe that concerns expressed by companies with classified boards that the annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by stockholders, are unfounded. In my view, in the unlikely event that stockholders vote to replace all directors, this decision would express stockholder dissatisfaction with the incumbent directors and reflect the need for change.

     I URGE YOUR SUPPORT, VOTE FOR THIS RESOLUTION."

BOARD OF DIRECTORS POSITION

     The Board of Directors believes that the present method of electing directors of Aquarion Company, under which directors are elected for overlapping, staggered terms, is beneficial to the shareholders and the Company and should not be changed.

     At the 1985 Annual Meeting, the Company's shareholders voted in favor of dividing the Board of Directors into three classes, with the number of directors in each class being as nearly equal as possible. Each director serves a three-year term, and directors for one of the three classes are elected each year. This classified elections process is not unusual and has been adopted by many major corporations. In fact, more than half the companies that comprise the Standard's & Poor's 500 Stock Index and the Company's industry peer group provide for the election of their directors in this manner.

     The Company's directors, elected by the shareholders as their representatives, oversee the Company's affairs to ensure that it is managed in the best interests of all shareholders. The Directors are fully accountable to serve the interests of shareholders, whether they are elected for three years or one year. A classified Board facilitates continuity and stability of leadership and policies by assuring that a majority of experienced personnel familiar with the Company and its business will be on the Board of Directors at all times.

     Board classification is also intended to encourage any person seeking to acquire control of the Company to initiate such action through arm's-length negotiations with management and the Board of Directors, who are in the best position to negotiate a transaction that is fair to all shareholders of the Company.

     Adoption of proposal 3 will require the affirmative vote of a majority of the Common Stock present or represented at the meeting, and abstentions will have the effect of votes in opposition, and broker non-votes will not have any effect on the vote.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL.



                                 ANNUAL REPORT

  Beginning on March 22, 1995 the Company is mailing to its shareholders of record copies of its Annual Report for the year ended December 31, 1994. Such Report is not a part of the proxy materials.

     THE COMPANY WILL FURNISH TO ANY BENEFICIAL OWNER OF ITS COMMON STOCK UPON WRITTEN REQUEST, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR 1994 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. REQUESTS SHOULD BE ADDRESSED TO CORPORATE COMMUNICATIONS, AQUARION COMPANY, 835 MAIN STREET, BRIDGEPORT, CONNECTICUT 06601.

                 SHAREHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

     Any proposal that a shareholder intends to present at the 1996 Annual Meeting must be received at the Company's principal executive offices by November 21, 1995 to be included in the proxy statement and form of proxy relating to the meeting.



                                 OTHER MATTERS


OTHER BUSINESS

     Management knows of no other matters to be presented to the 1995 Annual Meeting of Shareholders. If any additional matters should be properly presented, it is the intention of the persons named in the proxy to vote with respect to such matters in accordance with their best judgment.

                              By Order of the Board of Directors



                              Larry L. Bingaman
                              Secretary

AQUARION COMPANY                                                    COMMON STOCK

Annual Meeting of Shareholders April 25, 1995                              PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


   Donald M. Halsted, Jr., Jack E. McGregor and William S. Warner, or any of them, with power of substitution, are hereby appointed proxies of the undersigned to vote all common stock of Aquarion Company owned by the undersigned at the annual meeting of shareholders to be held in Bridgeport, Connecticut, on April 25, 1995 or any adjournment thereof, upon such business as may properly come before the meeting, including the following items, as set forth in the notice of meeting and proxy statement:


1. Election of Class I Directors

2. Ratification of selection of independent accountants

3. To consider a shareholder proposal relating to annual election of directors


   The shares represented hereby will be voted in accordance with the directions given by the shareholder. If not otherwise directed, the shares represented by this proxy will be voted for the matters described on the reverse side.


                 (Continued and to be signed, on reverse side)


                             FOLD AND DETACH HERE

                                                I plan to attend the meeting [_]

The Board of Directors recommends a vote FOR Proposals 1 and 2 and AGAINST Proposal 3:

                                                FOR    WITHHOLD
1.  Election of Class I Directors               [_]      [_]

    NOMINEES: Geoffrey Etherington, Edgar G. Hotard and Jack E. McGregor

    (To withhold authority to vote for any individual nominee, write that nominee's name on space provided below.)

    ---------------------------------------------------------------------


2.  Ratification of selection of Price          FOR    AGAINST    ABSTAIN
    Waterhouse as independent accountants.      [_]      [_]        [_]


3.  To consider a shareholder proposal          FOR    AGAINST    ABSTAIN
    relating to annual election of directors.   [_]      [_]        [_]


                                        Dated: ___________________________, 1995

                                        ________________________________________
                                        Signature of shareholder

                                        ________________________________________
                                        Signature (if held jointly)

                                        In their discretion, the proxies are
                                        authorized to vote upon such other
                                        business as may properly come before the meeting. Please mark, date and sign and return promptly in the enclosed envelope, which requires no postage if mailed in the U.S.A. When signing as attorney, executor, trustee or guardian or in other representative capacities, please give full title as such.

                  "PLEASE MARK INSIDE BLUE BOXES SO THAT DATA
                  PROCESSING EQUIPMENT WILL RECORD YOUR VOTES"

                             FOLD AND DETACH HERE


                               AQUARION COMPANY


                        Annual Meeting of Shareholders
                            Tuesday, April 25, 1995
                                   9:30 a.m.


                                 People's Bank
                                850 Main Street
                         Multi-Purpose Room-2nd Floor
                        Bridgeport, Connecticut  06601